UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2014

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Fourth Amended and Restated Management Agreement

On January 10, 2014, Preferred Apartment Communities, Inc. ("we", "us", or the "Company") filed a Current Report on Form 8-K dated January 10, 2014 with regard to, among other things, the Fourth Amended and Restated Management Agreement between the Company, Preferred Apartment Communities Operating Partnership, L.P. (the "Partnership") and Preferred Apartment Advisors, LLC (our "Manager"), effective as of January 1, 2014. The Fourth Amended and Restated Management Agreement that was filed as Exhibit 10.1 to the Current Report on Form 8-K dated January 10, 2014 inadvertently included a prior version of Exhibit A. The Company hereby amends the Current Report on Form 8-K dated January 10, 2014 to file an Exhibit 10.1 that includes the correct Exhibit A to the Fourth Amended and Restated Management Agreement.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1
Fourth Amended and Restated Management Agreement, effective as of January 1, 2014 and entered into as of January 10, 2013, among Preferred Apartment Communities, Inc., Preferred Apartment Communities Operating Partnership, L.P. and Preferred Apartment Advisors, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: January 15, 2014	By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer